                                                           Exhibit 10.1


                               TABLE OF CONTENTS
                       ADMINISTRATIVE SERVICES AGREEMENT
                                    BETWEEN
                      BELL ATLANTIC NETWORK SERVICES, INC.
                                      AND
                                   CORE INC.



PREAMBLE

ARTICLE 1  RESPONSIBILITIES OF ADMINISTRATOR

ARTICLE 2  COMPENSATION OF ADMINISTRATOR

ARTICLE 3  RESPONSIBILITIES OF COMPANY

ARTICLE 4  TERM, AMENDMENT AND TERMINATION

ARTICLE 5  INDEMNIFICATION AND DISPUTES

ARTICLE 6  COMMUNICATIONS

ARTICLE 7  ASSIGNMENTS

ARTICLE 8  MISCELLANEOUS PROVISIONS

APPENDIX A FEES

APPENDIX B WORKFLOW / ERISA CLAIMS AND APPEALS PROCESS

APPENDIX C PLAN DOCUMENTS

APPENDIX D STANDARDS OF PERFORMANCE

APPENDIX E MANAGEMENT REPORTS

APPENDIX F GOVERNMENT REQUIREMENTS

APPENDIX G CUSTOMER SATISFACTION SURVEY INSTRUMENT

APPENDIX H SAVINGS CALCULATION METHODOLOGY

                       ADMINISTRATIVE SERVICES AGREEMENT
                                    BETWEEN
                      BELL ATLANTIC NETWORK SERVICES, INC.
                                      AND
                                   CORE INC.

          This Administrative Services Agreement (the "Agreement"), effective the first day of August, 1996 (the "Effective Date") is made by and between Bell Atlantic Network Services, Inc.( "BANSI")acting in its capacity as the services purchasing and contracting agent for the sponsor of the benefit plans as described in Appendix C hereof, and as they may be amended from time to time (the "Plans"), and CORE INC.(the "Administrator"). The sponsor of the Plans, Bell Atlantic Corporation (the "Company") has delegated its authority to enter into contracts for plan administration services to BANSI.

          The Plans provide short-term disability benefits to eligible employees of the Company and its subsidiaries that have adopted the Plans (the "Participants").

          BANSI desires the Administrator to perform, and the Administrator is willing to perform certain services and fiduciary responsibilities in connection with the administration of the Plans and the determination of benefits payable under the Plans.

          In Consideration of the premises and mutual considerations provided in this Agreement, and intending to be legally bound, BANSI and the Administrator hereby agree as follows:

                                   ARTICLE I

                       RESPONSIBILITIES OF ADMINISTRATOR

          Section 1.1. Scope of Agreement.   The Administrator's obligation
under the Agreement shall be performance of those benefit administration services under the Plans with respect to the Participants and the Company described in Appendix B in conformance with the terms and conditions of this Agreement. All provisions of the Plans are incorporated by reference herein.

          Section 1.2. Named Fiduciary for Benefits Administration. During the term of this Agreement, the Administrator shall be a "named fiduciary" under the Plans (as the term "named fiduciary" is defined in ERISA) and shall have the fiduciary duty and discretion to (i) administer claims for benefits under the Plans and appeals from denied claims; and (ii) establish eligibility and quality standards for medical examiners, select, appoint and terminate medical examiners and monitor whether or not each of the medical examiners continues to meet such eligibility and quality standards, in accordance with the documents and instruments governing the Plans, Sections 404 (a) and 503 of

ERISA, and other applicable sections of ERISA pertaining to fiduciary duties, as amended and supplemented.

          The Company grants full and exclusive discretionary authority to the Administrator to interpret the Plans, to determine whether a claimant is eligible for benefits in accordance with the terms of the Plans, to decide the amount and timing of benefits pursuant to the terms of the Plans, and to resolve any other matter under the Plans which is raised by the claimant or identified by the Administrator. The decisions of the Administrator shall be final and binding to the full extent permitted under applicable law.

          The Company shall not direct the Administrator regarding the consideration of any claim or review of any appeal. The Administrator shall use claims and appeals procedures that comply with the requirements of ERISA and regulations promulgated thereunder. The Administrator is sometimes referred to herein and in the Plan Documents as the "Claims Fiduciary". Nothing in this Agreement shall limit the right of the Company to amend any Plan at any time, for any reason.

          Section 1.3. Claim Forms. The Administrator shall provide the Participants all forms and explanatory materials necessary or appropriate for the Participants to claim benefits under the Plan. The Administrator may provide these forms and explanatory materials directly to Participants, indirectly to such persons through the Company with the Company's cooperation, or both. All forms and other explanatory materials distributed by the Administrator shall be approved by the Company before being distributed by the Administrator. If the forms are standard Administrator forms the Administrator shall bear the costs. If the Company requires Company specific forms, the Company shall bear the cost and the responsibility for management of the creation and printing of the forms.

          Section 1.4. Toll-Free Number. The Administrator shall make available a toll-free telephone number to Participants who have questions about the manner in which claims for benefits under the Plans shall be filed, and shall cooperate with such persons in the submission and processing of claims as well as any questions regarding benefits. The Administrator shall provide TDY equipment to assist the hearing impaired.

          Section 1.5. The Standards of Performance. The standards of administrative performance to be met by the Administrator and the associated administrative fee reductions for non-compliance shall be as stated in Appendix D.

          Section 1.6. Management Reports. The Administrator shall provide the Company at no additional charge the management reports listed in Appendix E, as well as those specified below:

          (a) The Administrator shall provide monthly claims processing and service performance reports which summarize the volume of claims processed and the performance of the customer service department using the calculations where appropriate, as described in Appendix D.

          (b) The Administrator shall provide the Company with all information in the Administrator's possession necessary or appropriate for the Company to comply with its reporting and disclosure obligations under Subtitle B, Part 1 of ERISA and the Internal Revenue Code of 1986 (the "Code"), and for the Company to perform any testing of benefits which may be required under any applicable law. The Administrator will determine, and the Company will agree to pay, any additional administrative costs the Administrator may incur by providing this information to the Company. The Company and the Administrator shall agree in writing to these costs before they are incurred.

          (c) At the Company's request, the Administrator shall provide the Company with all appropriate information, data, and calculations, including actuarial determinations, that are used to produce the information set forth in any report furnished by the Administrator under this Agreement.

          (d) The Administrator shall promptly provide the Company a copy of any written notice of the filing of a dispute or lawsuit by any Participant with respect to any benefit under the Plans.

          (e) The Administrator shall provide quarterly reports which document benefits approved under the Plans in a form mutually agreed upon by the Company and the Administrator. Each quarterly report shall be delivered to the Company no later than the twenty-fifth day of the month following the end of the quarter.

          (f) The Administrator shall provide annual reports that (1) summarize the information contained in the quarterly reports under paragraph (e) and (2) contain other statistical data in the form mutually agreed upon by the Company and the Administrator. Each annual report shall be delivered to the Company by the ninetieth day of the following year.

          Section 1.7. Audits. During the term of this Agreement and for three years after the Administrator has completed performance of all obligations hereunder , the Administrator shall upon reasonable advance notice (1) allow representatives of the Company to examine all of the Administrator's books and records that relate to the Plans; (2) allow representatives of the Company to perform part of the audit of such books and records at the claims processing and accounting locations of the Administrator; (3) furnish reasonable work space and assistance for representatives of the Company in their evaluation of claims processing, accounting practices, and other areas of question; (4) furnish a reasonable amount of computer time and programming assistance; (5) furnish copies of a statistically valid random sample of claims for examination; (6) furnish data concerning claims for benefits under the Plans that are denied; (7) not impose any internal rules, regulations or procedures not required by law that will hinder representatives of the Company; (8) generally assist representatives of the Company in any reasonable manner in their audits; and (9) allow the Company to audit any and all aspects of the Administrator's performance of services under this Agreement by reviewing any records and/or documentation related to such performance. The Company agrees that any such examination, or part thereof, shall be conducted in a manner reasonably designed to protect the confidentiality of information relating to any individual.

          Section 1.8. Consultation. The Administrator shall cooperate with the Company in matters relating to Plan design, documentation, and administrative procedures. Such cooperation shall include the Administrator's periodic review and comment on plan design and operation in light of the purposes of the Plan and changes in the law or practice relating to the Plans. The Administrator shall, at the Company's request, provide comments and assistance on the implementation of any proposed changes to the Plans. The Administrator's assistance shall include estimating the cost of proposed changes in the Plans.

          Section 1.9. Cost Containment and Related Activities. The Administrator shall seek out and recover for the Plans duplicate improper or erroneous payments of benefits and develop methods of containing the cost of providing benefits under the Plans, consistent with the Plan documents.

The Administrator shall undertake the following in addition to such other acts as the Company may request:

          (a) The Administrator shall provide and actively pursue appropriate case management programs as outlined in the Plans and Appendix B.

          (b) The Administrator shall make available to the Company's Benefits Planning and Administration managers a current list of medical examiners upon request.

          (c) The Administrator shall provide annual reports that summarize the Administrator's activities in support of its cost containment objectives. Such reports shall be delivered to the Company not later than the last business day of February following the calendar year to which such report relates.

          (d) The Administrator, at the request of the Company, shall provide claims information to the Company or its authorized representative as requested by the Company.

          Section 1.10. Acknowledgment as Fiduciary. The Administrator acknowledges that it is a fiduciary for the purposes specified in Section 1.2 hereof (as defined in clauses (I) and (iii) of Section 3 (21) (A) of ERISA) with respect to the Plans, and in accordance with the Plan Documents described in Appendix C hereof, and that it will continue to be a fiduciary for such purposes as long as the requirements of this Agreement are in effect.

          Section 1.11. Compliance with Laws. The Administrator shall comply with all applicable federal, state, county, and local laws, ordinances, regulations and codes in its performance hereunder.

                                   ARTICLE II

                         COMPENSATION OF ADMINISTRATOR

          Section 2.1. Fees. The Company shall pay the Administrator, as compensation for its services under this Agreement, the fees determined in accordance with Appendix A.

          Section 2.2. Extraordinary Events. (a) If the Company (1) amends any of the Plans so that the Administrator's cost of discharging its obligations under this Agreement is materially increased or (2) initiates any corporate action (including, but not limited to, acquisition or disposition of subsidiaries or assets, layoffs or voluntary reduction in force plans) that increases or decreases the number of Participants in the Plan in the aggregate by more than 10 percent, then the Company shall negotiate with the Administrator, in the manner specified in Section 2.2(b) below, for any additional or reduced services, including but not limited to, any corresponding increase or reduction in fees owed to the Administrator under this Agreement.

          (b) Within 60 days of receipt of notice from the Company of the occurrence of an event specified in Section 2.2(a), the Administrator shall deliver to the Company the Administrator's determination of the reasonable fee to which it is entitled under Section 2.2.(a) because of the occurrence of such event and the performance of additional or reduced services. Within 30 days of the Company's receipt of the Administrator's determination of such reasonable fee, the Company shall notify the Administrator if the Company accepts such determination, in which case such reasonable fee shall be paid by the Company. In the event the Company disagrees with the reasonableness of the fee determined by the Administrator it shall promptly advise the Administrator of such disagreement in writing with reasons therefore. Upon receipt of such notice, and using their best efforts, the Company and Administrator agree to work together to determine the reasonable fees for such additional or reduced services to the satisfaction of both parties.

                                  ARTICLE III

                          RESPONSIBILITIES OF COMPANY

          Section 3.1. Plan Documents. The Company shall provide to the Administrator copies of the documents and instruments governing the Plans, including the Plans, the Summary Plan descriptions, ("SPDs"), communications to employees regarding these plans, and all amendments to these documents (collectively the "Plan Documents", Appendix C). In the event of any conflict among the terms of the Plan Documents, the most recent update of the Plan shall be controlling. In interpreting the Plans, the Administrator shall also refer to the most recent restatement of the SPD distributed by the Company, and any subsequent bulletins or notices distributed to Participants by the Company. The Administrator shall immediately notify the Company in the event that it perceives any inconsistency among the Plan Documents delivered by the Company.

          Section 3.2. Eligibility of Employees. The Company shall provide to the Administrator current information on the identity of Participants in the Plans.

          Section 3.3. Reporting and Disclosure. The Company shall be responsible for complying with all reporting and disclosure requirements of Title I of ERISA and the Code, including, but not limited to, distributing SPDs to Participants, summary annual reports, making available to Participants copies of the documents and instruments governing the Plans, and filing annual reports with the Internal Revenue Service and Department of Labor.

          Section 3.4. Payment of Benefits. The Company shall pay all benefits that the Administrator determines are payable under the Plans.

          Section 3.5. Plan Amendment and Termination. The Company has the exclusive right and responsibility to amend or terminate any Plan at any time, for any reason.

                                   ARTICLE IV

                        TERM, AMENDMENT AND TERMINATION

          Section 4.1. Term. The term of this Agreement shall run from the Effective Date through July 31, 1999, unless earlier terminated in accordance with the provisions of this Article IV.

          Section 4.2. Amendment. This Agreement may be amended only by a written instrument executed on behalf of the Company and the Administrator by their authorized representatives. No employee or agent of the Company or the Administrator may waive the application of any provision of this Agreement or the Plans.

          Section 4.3.  Termination.

          a) For Default. Time is of the essence to this Agreement. In the event the Administrator fails to complete the performance of services identified hereunder within the time specified or in accordance with agreed upon schedules, or in the event the Administrator is in breach or default of any other term, condition or provision of this Agreement and if such breach or default shall continue for twenty days after the Company notifies the Administrator in writing thereof, then, in addition to all other rights and remedies provided hereunder or at law or equity, the Company shall have the right to terminate this Agreement in whole or in part without any liability to the Company therefor whatsoever.

          b)  For Convenience.   The Company may for its convenience and without
cause, following the first anniversary of the effective date of this Agreement, terminate all or part of this Agreement by giving the Administrator 180 days prior written notice. There shall be no termination by Plan Administrator during the first twelve months of service under this Agreement without cause.

          Section 4.4. Transfer of Records Upon Termination. Upon the termination of this Agreement the Administrator shall, at the request of the Company, transfer all of its records and files related to the Plans to the Company or to another person designated by the Company. The Company shall reimburse the Administrator for its reasonable costs associated with such transfer.

          Section 4.5. Services After Termination. Following termination of this Agreement the Administrator shall, if requested by the Company, continue to administer claims for Plan benefits incurred prior to termination, including deciding appeals of any such denied claims. The rights and obligations of the Company and the Administrator under this Agreement shall continue to apply with respect to such services provided by the Administrator following termination.

                                   ARTICLE V

                          INDEMNIFICATION AND DISPUTES

          Section 5.1. Indemnification. The Administrator shall release, indemnify and hold harmless the Company, its subsidiaries and their directors, officers and employees (acting in the course of their employment and not as claimants under the Plans) from and against any and all liabilities, obligations, losses, damages, claims, penalties, fines, taxes, judgments, settlements, costs and expenses (including attorney's fees) arising from or related to the breach of any of the representations or warranties made by the Administrator in this Agreement or the performance or nonperformance of any obligation required to be performed by the Administrator hereunder. The Company shall have the right to choose any attorney or attorneys to represent it with respect to any such claims or suits brought against it, and the Company shall have full discretion to settle or compromise, or refuse to settle or compromise any such claims or suit.

          Section 5.2. Dispute Resolution Provision. Any claim or controversy between the parties arising out of or relating to this Agreement, or breach of the Agreement, shall be settled in accordance with the dispute resolution procedure set forth below:

(a) The disputing party shall give the other party written notice promptly after such dispute arises. Within twenty days after receipt of said notice, the receiving party shall submit to the other party a written response. The notice and response shall include (1) a general statement of each party's position, and (2) the name and title of the executive who will represent that party. The executives shall meet at a mutually acceptable time and place within thirty days of the date of the disputing party's notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute.
(b) At any time after the receiving party submits its written response, either party may propose mediation, and if the parties mutually agree to such mediation the claim or controversy shall be mediated in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes.
(c) If either party will not participate in mediation or if the matter has not been resolved pursuant to the aforementioned mediation procedure within sixty days of the initiation of such procedure, except where such time has been extended by mutual consent of the parties in writing, and provided that the parties are no longer engaged in mediation, then the controversy shall be settled by arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by a sole arbitrator. The arbitrator shall be selected by agreement of the parties in accordance with Rule 6.4 of such Rules. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Arlington, Virginia.

                                   ARTICLE VI

                                 COMMUNICATIONS

          Section 6.1. Communications. All notices, from the Company to the Administrator, or vice versa, shall be made in writing (or in another manner
reasonable under the circumstances and promptly confirmed in writing).   Until
the Company notifies the Administrator, in writing, of a different address, communications to the Company shall be mailed or otherwise delivered to both the following addresses:

          Bell Atlantic Network Services, Inc.
          1320 North Court House Road
          4th Floor
          Arlington, Virginia 22201
          Attention:  Vice President - Purchasing

          Bell Atlantic Network Services, Inc.
          1310 North Court House Road
          9th Floor
          Arlington, Virginia 22201
          Attention:  Assistant Vice President - Compensation and Benefits

          Until the Administrator notifies the Company, in writing of a different address, communications to the Administrator shall be mailed or otherwise delivered to:

          President
          CORE INC.
          6601 Center Drive West
          4th Floor
          Los Angeles, CA 90045

                                  ARTICLE VII

                                  ASSIGNMENTS

          Section 7.1. Assignment/Subcontracting. The Administrator may not assign, delegate or subcontract any of its rights or responsibilities under this Agreement without the prior written consent of the Company. Any of the Company's rights under this Agreement may be enforced by any entity in the Bell Atlantic group of businesses, and any of the Company's responsibilities under this Agreement may be discharged by any entity in the Bell Atlantic group of businesses.

          Section 7.2. Change in Control of Administrator. The Administrator shall immediately notify the Company of any material change in the control or ownership of the Administrator or any material reorganization of the Administrator.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

          Section 8.1. No Contract of Insurance. Nothing in this Agreement shall be construed as a contract of insurance. The Administrator shall be under no obligation to pay from its own funds or insure any benefits properly payable under the Plans.

          Section 8.2. Definitions. Capitalized words and phrases used in this Agreement shall have the meaning assigned to them under the Plans, unless the content clearly indicates otherwise, or unless they are specifically defined in this Agreement.

          Section 8.3. Severability. If any provision of this Agreement is or becomes invalid or unenforceable in whole or in part because the provision is contrary to law or against public policy or for any other reason, then the provision shall be enforced to the extent valid and enforceable, and the validity and enforceability of the remaining provisions of this Agreement shall be unaffected.

          Section 8.4. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia (without regard to the legislative or judicial conflicts of laws/rules of any state), except to the extent superseded or preempted by federal law including, but not limited to, ERISA.

          Section 8.5. Company Information. All claims data and reports, utilization data and reports and payment data generated by the Administrator with respect to the Plans, and all specifications, technical information, confidential business information or data, written, oral or otherwise obtained by the Administrator hereunder or in contemplation hereof (hereinafter designated "Information") are and shall remain the property of the Company.
All copies of such Information in written, graphic or other tangible form shall be returned to the Company upon request. Unless such Information was previously known to the Administrator free of any obligation to keep it confidential or has been or is subsequently made public by the Company or a third party, it shall be kept confidential by the Administrator, shall be used only in the administration of the Plans, or in performing otherwise hereunder, and may be used for other purposes only upon such terms as may be agreed upon in writing by the Company.

          Section 8.6. Administrator's Information. No specifications, computer programs, technical information or data, written, oral or otherwise, furnished by the Administrator to the

Company hereunder or in contemplation hereof shall be considered by the Administrator to be confidential or proprietary unless the item or program is specifically labeled as confidential or proprietary by the Administrator. Any specification, computer program, technical information or data labeled by the Administrator as confidential or proprietary are to remain the property of the Administrator and are not, at any time to be utilized, distributed, copied or otherwise employed or acquired by the Company, except as expressly authorized in writing by the Administrator. The Company agrees not to disclose confidential or proprietary information except to its own employees and agents as necessary to carry out this Agreement. The Company agrees that its employees and agents will abide by this Agreement and will act (by instructions, agreement or otherwise) to satisfy its obligations with respect to confidentiality. Upon termination of the Agreement, the Company shall return to Administrator all materials labeled as confidential or proprietary information given to the Company, unless otherwise agreed in writing.
     Section 8.7. Non-Waiver. The Company's failure at anytime to enforce any of the provisions of this Agreement or any right or remedy available hereunder or at law or equity, or to exercise any option herein provided will in no way be construed to be a waiver of such provisions, rights, remedies or options or in any way to affect the validity of this Agreement. The exercise by the Company of any rights, remedies or options provided hereunder or at law or equity shall not preclude or prejudice the exercising thereafter of the same or any other rights, remedies or options.

          Section 8.8. Entire Agreement. This Agreement, including all Appendices which are incorporated herein by this reference, shall constitute the entire agreement between the parties. Whenever any Appendix to this Agreement conflicts with the written body of the Agreement, the written body of the Agreement shall control.

          Section 8.9. Publicity. Except for the purposes of client listing, the Administrator shall not advertise, market or otherwise disclose to others any information relating to the making of this Agreement, nor commercially use the Company's name, without the Company's express written consent.

          Section 8.10. Impleader. The Administrator agrees that it will not implead or bring any action against the Company or its employees (acting in the course of their employment) based on any claim by any person for personal injury or death that occurs in the course or scope of employment of such person by the

Administrator and that arises out of services furnished under this Agreement.

          Section 8.11. Infringement. The Administrator shall defend, indemnify and save the Company harmless, at the Administrator's own expense, against any action or suit brought for any loss, damage, expense or liability that may result by reason of any infringement of any patent, trademark, copyright or trade secret or other proprietary interest based upon the normal use of any information furnished to the Company hereunder. Should any of the information furnished to the Company hereunder or the use thereof, become the subject of a claim of any infringement of a patent, trademark, copyright or trade secret, the Administrator shall, at its expense, either procure for the Company the right to continue using the information, replace or modify the same so that it becomes non-infringing, or refund to the Company the full purchase price of the infringing information.

          Section 8.12. Changes. The Company shall have the right from time to time by written notice to propose changes in or additions to the services to be supplied under this Agreement and the Administrator agrees to comply, to the extent feasible, with such change notices, which shall become a part of the Agreement. If such changes cause an increase or a decrease in the cost of or time required for performance, the parties will attempt to agree in writing on the revised price and delivery schedule before the changes are initiated. If time does not allow for such negotiation before the changes are initiated, the Company will direct the Administrator in writing to begin working on the changes. In the latter case, an equitable adjustment in the price and delivery schedule shall be made and the Agreement shall be amended accordingly in writing, provided, however, that any claim by the Administrator for such adjustment must be made within thirty (30) days of the receipt of such change notice and be adequately documented by the Administrator. The Administrator may also propose changes in writing and may carry them out with the written consent of the Company.

          Section 8.13. Delays. The Company shall not be liable to the Administrator for additional expenses or damages, direct, indirect, consequential or otherwise, caused by or arising out of delays or the Administrator's inability to proceed with the services, however caused. This is subject only to the Company's Agreement to pay the Administrator for its performance of the services hereunder in accordance with the payment provisions set forth in Appendix A.

           Section 8.14. Insurance. All persons furnished by the Administrator, including subcontractors, shall be considered solely the Administrator's employees or agents; and the Administrator shall be responsible for compliance with all laws, rules, and regulations involving, but not limited to, employment of labor, hours of labor, working conditions, payment of wages and payment of taxes, such as unemployment, social security and other payroll taxes, including applicable contributions from such persons when required by law.

The Administrator shall maintain, during the term hereof, all insurance and/or bonds required by law, including but not limited to:

     (1) Worker's Compensation insurance as required by the State(s) in which the service is to be performed.

     (2) Employer's Liability insurance with limits of not less than $500,000 per occurrence.

     (3) Comprehensive or Commercial General Liability Insurance, on an occurrence basis, including but not limited to (premises-operations, broad form property damage, contractual liability, independent contractors, personal injury) with limits of at least $500,000 combined single limit for each occurrence.

     (4) Professional Liability, Errors and Omissions, with limits of not less than $10,000,000 per occurrence.

     (5) Excess Liability, in the Umbrella Form and on an occurrence basis, with limits of at least $1,000,000 combined single limit for each occurrence.

     (6) Crime and Fidelity Coverage on an occurrence basis, with limits of at least $1,000,000 per occurrence.


The Administrator agrees that the Administrator, Administrator's insurer(s) and anyone claiming by, through, under or on behalf of the Administrator shall have no claim, right of action or right of subrogation against the Company or the Company's customers based on any loss or liability insurable under the foregoing insurance.

The Administrator shall be prepared, prior to the start of work, to furnish certificates or adequate proof of the foregoing insurance.

The Administrator shall also require its subcontractors, if any, to maintain similar insurance and to agree to furnish the Company, if requested, certificates of adequate proof of such insurance. Certificates furnished by Administrator or its subcontractors shall contain a clause stating that "the Company is to be notified in writing at least thirty (30) days prior to cancellation of, or any material change in, the Policy."

     Section 8.15. Rights Of Entry. If the Administrator or its subcontractors, agents or employees are required to enter the Company premises in connection with activities related to this Agreement, their rights of entry shall be subject to applicable governmental security laws and the Company's security standards and procedures.

     Section 8.16. Government Requirements. Appendix F, "GOVERNMENT REQUIREMENTS", shall form a part of this Agreement and any amendment hereto. The term "Seller" therein refers to the Administrator.

     Section 8.l7.  Survival.  All obligations hereunder on the Administrator's part incurred prior to the termination or expiration of this Agreement shall survive such termination, or expiration.

     Section 8.18. Quality Commitment. Quality is a process of assuring conformance to each and every term, condition and specification of this Agreement. The Administrator agrees that its commitment to Quality and the processes it has in place support the fulfillment of this commitment with respect to each service and material requirement of this Agreement. In addition to any other right or remedy available to the Company under this Agreement, the Company reserves the right to assure, throughout the term of this Agreement, the Administrator's continued commitment to Quality and the Administrator agrees to take appropriate steps, as noted by the Company, to improve the Administrator's commitment to Quality.

The Administrator will demonstrate commitment to a Quality Improvement Process by providing:

     1. A published statement of its quality policy signed by an officer of the company;

     2.   An established means of measuring the reporting customer satisfaction;

     3.  A quality training and awareness program;
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     4.  A continuous Quality Improvement Process;

     5. An established means of monitoring conformance to requirements for services.

IN WITNESS WHEREOF, the Company and the Administrator have executed this Agreement.


BELL ATLANTIC
NETWORK SERVICES INC.                    CORE INC.


--------------------------------         ---------------------------------
Signature                                Signature


--------------------------------         ---------------------------------
W. J. Doherty Jr.                        Craig Horton
Vice President - Purchasing              President


--------------------------------         ---------------------------------
Date                                     Date